EXHIBIT 99.1
FIRSTBANK NW CORP.                                    CONTACT:   Larry K. Moxley
1300 16th Avenue                                      Exec. VP & CFO
CLARKSTON, WA  99403                                  (509) 295-5100

NEWS RELEASE
================================================================================

         FIRSTBANK NW CORP. REPORTS FISCAL YEAR END NET INCOME UP 57.2%,
         ---------------------------------------------------------------

                    ASSET GROWTH OF 110.6% TO $699.9 MILLION;
                    -----------------------------------------

           DECLARES REGULAR QUARTERLY CASH DIVIDEND OF $0.17 PER SHARE
           -----------------------------------------------------------

CLARKSTON, WA - April 27, 2004 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, today reported fiscal year 2004 net income of $4.36 million and total assets of $699.9 million, representing an increase of 57.2% in net income and 110.6% in total assets. The year was highlighted by the acquisition of Oregon Trail Financial Corp., and its wholly-owned subsidiary, Pioneer Bank, A Federal Savings Bank on October 31, 2003. The acquisition increased shareholder value through enhanced earnings capacity, increasing the asset and deposit base which positions FirstBank for growth in the Boise, Idaho, Coeur d'Alene, Idaho, and Spokane, Washington markets. Additionally, this past year, two new branches were opened in Hayden, Idaho and Boise, Idaho, as well as FirstBank built its new headquarters with a branch in Clarkston, Washington, which opened in July 2003. "We have had an exceptionally busy and productive year which positions FirstBank to continue the performance-focused growth in earnings and assets," said Clyde E. Conklin, President and Chief Executive Officer. "The integration of the two bank's systems, along with regulatory compliance of FDICIA and Sarbanes-Oxley will be accomplished over fiscal year 2005, all of which will require substantial investment in systems and technology. We will remain focused on earnings and balance sheet growth as we work through these initiatives during this next year," said Conklin.

On April 21, 2004, the Board of Directors for FirstBank NW Corp. declared a regular quarterly cash dividend of $0.17 per common share. The dividend will be paid on June 3, 2004 to shareholders of record as of May 20, 2004. This is the twenty-seventh consecutive regular quarterly cash dividend since FirstBank's conversion to the stock form of ownership in July 1997. Including this dividend to be paid, total dividend payout is $0.64 per share or 30% of the diluted earnings of $2.15 per share.

Net income benefited from non-interest income and the acquisition of Oregon Trail. The net interest margin was $17.5 million for the twelve months ended March 31, 2004, compared to $11.9 million for the same period ending March 31, 2003. Net interest income, before loan loss allowances, increased 47.3% for the twelve-month period. According to Larry K. Moxley, Chief Financial Officer, "The net interest margin benefited from loan growth and reduced interest expense. Additionally, non-interest income increased from $4.4 million for the twelve-month period ending March 31, 2003 to $5.4 million for the same period ending March 31, 2004. The primary driver of the increase was from gain on sale of loans and service fees. The non-interest income performance was impacted by the write down of mortgage servicing rights valuation of $427,000 during fiscal year 2004. The value of servicing rights currently reflected approximates fair value based on the current interest rate environment."

"We continue to make significant progress towards a balance sheet structure typical to commercial banking," said Conklin. "The loan portfolio has grown to $464.4 million at March 31, 2004 from $257.0 million at March 31, 2003; an increase of 4.% excluding the purchase of $196.6 million in Pioneer Bank loans. Commercial loans represent 39.9%, agricultural loans 8.7%, construction loans 13.8%, consumer loans 13.7%, and residential real estate 23.9%, based on the total portfolio. Construction loans increased according to plan during the year, primarily because of the Boise Loan Production Office (LPO). The construction loan portfolio increased from $46.8 million at March 31, 2003 to $68.3 million on March 31, 2004. Total construction loans made during fiscal year 2004 were $107.2 million. Additionally, commercial/agricultural loan production remained strong, with the Spokane LPO originating $22.2 million in new loans, the Coeur d'Alene Loan Center originating $27.9 million, and the Baker City Loan Center originating $6.6 million. Total new commercial/agricultural loan origination for fiscal year 2004 was $95.0 million. The commercial/agricultural loan portfolio increased from $147.6 million on March 31, 2003 to $241.5 million on March 31, 2004, an increase of 20.3% excluding the purchase of $63.9 million in commercial/agricultural loans from Pioneer Bank. Notwithstanding the commercial/agricultural loan portfolio increase, the residential real estate loan portfolio decreased $6.7 million from March 31, 2003 to March 31, 2004, a decrease of 12.0% excluding the purchase of residential real estate loans from Pioneer Bank. The record pace of refinancing impacted the portfolio as FirstBank no longer portfolios 30-year mortgage real estate loans. Total residential real estate term loan originations were a record $137.2 million during fiscal year 2004. Sold loan fee income, excluding impairment, totaled $2.5 million at March 31, 2004 compared to $2.4 million at March 31, 2003. The Spokane, Washington and Boise, Idaho Loan Centers are now fully staffed with both commercial and residential real estate lenders, which when combined with existing staff, positions FirstBank for continued loan growth," continued Conklin.

FBNW Fourth Quarter Results
April 27, 2004
Page Two

"Deposit growth, excluding the purchased $256.3 million in deposits of Pioneer Bank, was $20.4 million; an increase of 9.5% since last year, and funding from core deposits continue to increase," said Moxley. "Core deposits grew from $102.3 million at March 31, 2003 to $290.4 million at March 31, 2004 with the purchased $161.9 million in core deposits from Pioneer Bank, while CDs decreased from $206.6 million to $200.6 million over the same time period with the purchase of $94.5 million in CDS from Pioneer Bank. Core deposits represent 59.1% of our total branch deposits. All of our deposit growth in branches last year was in core deposits, which is our primary emphasis" continued Moxley. "Additionally, it is important to note that deposit growth is focused on core demand deposits related primarily to commercial customers." Other funding sources include Federal Home Loan Bank borrowings, as well as brokered deposit markets.

Allowance for loan loss reserves increased from $3.4 million on March 31, 2003 to $6.3 million on March 31, 2004. Total reserves are now 1.4% of net loans as of March 31, 2004 versus 1.3% as of March 31, 2003. "Reserves appropriately reflect portfolio loan allocations and the credit risk associated with the slow economy," noted Conklin. "Specifically, provisions were increased in fiscal year 2004 to reflect credit risk resulting from the Pioneer Bank acquisition and continued slow economic growth."

"Asset quality is good and remains a high priority for FirstBank," continued Conklin. Total non-performing assets on March 31, 2004 were $3.9 million, or 0.56% of total assets, compared with $1.8 million, or 0.55% of total assets on March 31, 2003. Total non-performing assets increased by $2.1 million over fiscal year ending March 31, 2003, reflecting $1.8 million at March 31, 2003 compared to $3.9 million at March 31, 2004. Loan loss allowances to non-performing assets were 161.0% on March 31, 2004 compared with 188.3% on March 31, 2003. The non-performing assets increased with the acquisition of Oregon Trail and continued economic diversity throughout the market area.

Net charge-offs for the year ending March 31, 2004 were $358,000 compared with $182,000 for the same period ending March 31, 2003. "We continue to scrutinize our loan portfolio on a regular basis to assure that we maintain credit quality," said Conklin.

FirstBank NW Corp.'s total assets increased 110.6% to $699.9 million on March 31, 2004 compared to $332.4 million on March 31, 2003. Stockholders equity on March 31, 2004 was $69.0 million compared with $30.1 million on March 31, 2003. The tangible equity ratio was 7.6% at March 31, 2004 compared to 9.0% a year ago. Tangible book value decreased to $17.33 per share on March 31, 2004 compared to $23.24 per share last year, reflecting the acquisition of Pioneer Bank. At its closing stock price of $25.81 per share on April 26, 2004, shares were selling at just 148.9% of tangible book and 12.0 times fiscal year 2003 diluted earnings per share.

Reported net income for the fourth quarter ending March 31, 2004 was $1.6 million compared to $777,000 for the same period one year ago; an increase of 106.4%. Earnings per share (diluted) for the fourth quarter ending March 31, 2004 was $0.55 per share compared to $0.58 per share for the same period last year. "Earnings were negatively impacted by accounting for mark to market investment premium, reduced FHLB dividend income, REO write down, start-up costs for the Hayden Branch and other non-interest expense timing," noted Moxley. "Adjusting for non-reoccurring expenses to the quarter's net income would be approximately $1.7 million." Asset growth for the fourth quarter was $16.2 million, or 2.4%.

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates twenty branch locations in northern Idaho along the Idaho/Washington border and in eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, and Boise, Idaho, and Baker City, Oregon. Salomon Smith Barney has investment centers in FirstBank's Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington, and Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

    Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which FirstBank operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding FirstBank's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. FirstBank's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, FirstBank's ability to successfully integrate the business of Oregon Trail, the realization of expected cost savings or accretion to earnings because of the acquisition of Oregon Trail, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003.

                                                FIRSTBANK NW CORP

FINANCIAL HIGHLIGHTS
(unaudited)  (in thousands except share and per share data)

                                                             Three Months Ended                     Fiscal Year Ended
                                                                 March 31,                               March 31,
                                                            2004           2003                      2004          2003
                                                        --------------------------               -------------------------
Interest Income                                         $     9,299    $     5,080               $    27,415   $    20,575
Interest Expense                                              3,068          2,042                     9,934         8,710
Provision for Loan Losses                                       (23)           236                       395         1,033
                                                        -----------    -----------               -----------   -----------
Net Interest Income After Provision  for
     Loan Losses                                              6,254          2,802                    17,086        10,832
                                                        -----------    -----------               -----------   -----------

Non-Interest Income
  Gain on sale of loans                                         412            596                     2,068         2,128
  Gain on sale of securities, net                                 0              0                         0             0
  Mortgage Servicing Fees                                        14             42                        77           184
  Service fees and charges                                    1,124            504                     3,043         1,913
  Commission and other                                           72             39                       208           161
                                                        -----------    -----------               -----------   -----------
Total Non-Interest Income                                     1,622          1,181                     5,396         4,386
                                                        -----------    -----------               -----------   -----------

Non-Interest Expenses
  Compensation and Related Expenses                           3,366          1,770                    10,095         7,057
  Occupancy                                                     788            327                     2,077         1,260
  Other                                                       1,472            781                     4,469         3,076
                                                        -----------    -----------               -----------   -----------
Total Non-Interest Expense                                    5,626          2,878                    16,641        11,393
                                                        -----------    -----------               -----------   -----------

Income Tax Expense                                              646            328                     1,483         1,053
                                                        -----------    -----------               -----------   -----------
Net Income                                              $     1,604    $       777               $     4,358   $     2,772
                                                        ===========    ===========               ===========   ===========

Basic Earnings per Share                                $      0.56    $      0.61               $      2.26   $      2.15
Diluted Earnings per Share                              $      0.55    $      0.58               $      2.15   $      2.07
Weighted Average Shares Outstanding- Basic                2,863,292      1,277,582                 1,925,804     1,286,204
Weighted Average Shares Outstanding- Diluted              2,933,774      1,336,102                 2,024,352     1,344,272
Actual Shares Issued                                      2,940,047      1,380,992                 2,940,047     1,380,992

                                                              March 31, 2004                           March 31, 2003
                                                        --------------------------               -------------------------
Total Assets                                                     $699,931                                $332,398
Cash and Cash Equivalents                                        $ 38,397                                $ 24,741
Loans Receivable, net                                            $464,368                                $257,019
Mortgage-Backed Securities                                       $ 77,027                                $  9,618
Investment Securities                                            $ 38,502                                $ 16,813
Stock in FHLB, at cost                                           $ 12,506                                $  5,731
Deposits                                                         $491,035                                $214,340
FHLB Advances & Other Borrowings                                 $132,056                                $ 81,816
Stockholders' Equity                                             $ 69,031                                $ 30,064
Tangible Book Value per Share (1)                                $  17.33                                $  23.24
FASB 115 Adjustment after Taxes                                  $    984                                $  1,035
Tangible Equity/ Total TangibleAssets                                7.57%                                   9.04%
Number of full-time equivalent Employees                              247                                     137

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP) 3/04--79,149 shares and 3/03 -- 87,311 shares.

FINANCIAL STATISTICS
(ratios annualized)
                                                               Three Months Ended             Fiscal Year Ended
                                                                     March 31,                     March 31,
                                                                 2004      2003                 2004      2003
                                                               ------------------             ------------------
Return on Average Assets                                         0.93%      0.95%               0.90%      0.87%
Return on Average Tangible Equity                               12.74%     10.35%              11.17%      9.49%
Average Tangible Equity/Average Tangible Assets                  7.49%     10.35%               8.19%      9.16%
Average Equity/Average Assets                                   10.04%      9.15%               9.71%      9.16%
Average Tangible Equity/Average Loans                           10.99%     11.81%              11.37%     12.00%
Efficiency Ratio (2)                                            68.90%     66.48%              70.44%     68.04%
Non-Interest Expenses / Average Assets                           3.26%      3.50%               3.43%      3.57%
Net Interest Margin (3)                                          4.27%      4.11%               4.17%      4.16%
Average Interest Earning Assets /
     Average Deposits and Other Borrowed Funds                 101.42%    115.88%             102.09%    114.96%

                                                               Fiscal Year Ended               Fiscal Year Ended
LOANS                                                            March 31, 2004                 March 31, 2003
                                                               ------------------             ------------------
(unaudited)  (in thousands except share and per share data)
LOAN ORIGINATIONS (4):
  Residential loan centers                                         $244,456                        $206,806
  Consumer loan centers                                              16,364                          12,861
  Agricultural loan centers                                           8,048                          14,004
  Commercial loan centers                                            86,929                          64,399
                                                                   --------                        --------
      Total Loan Origination                                       $355,797                        $298,070
                                                                   ========                        ========
LOAN PORTFOLIO ANALYSIS:
Real estate loans:
  Residential                                                      $113,281                        $ 50,781
  Construction                                                       68,336                          46,836
  Agricultural                                                       18,568                          15,921
  Commercial                                                        106,935                          68,125
                                                                   --------                        --------
     Total real estate loans                                        307,120                         181,663
                                                                   ========                        ========
Consumer and other loans:
  Home equity                                                        24,530                          19,924
  Agricultural operating                                             24,876                          13,000
  Commercial                                                         91,097                          50,603
  Other consumer                                                     43,402                           7,843
                                                                   --------                        --------
     Total consumer and other loans                                 183,905                          91,370
                                                                   --------                        --------
Loans held for sale-residential real estate                           5,227                           5,214
                                                                   --------                        --------
Total Loans Receivable                                             $496,252                        $278,247
                                                                   ========                        ========

                                                               Fiscal Year Ended              Fiscal Year Ended
                                                                 March 31, 2004                 March 31, 2003
                                                               ------------------             ------------------
ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period                                      $ 3,414                         $ 2,563
Purchased                                                           $ 2,863                         $     0
Provision for Loan Losses                                               395                           1,033
Charge offs (Net of Recoveries)                                        (358)                           (182)
                                                                    -------                         -------
Balance at End of Period                                            $ 6,314                         $ 3,414
                                                                    =======                         =======
Loan Loss Allowance / Net Loans                                        1.36%                           1.33%
Loan Loss Allowance / Non-Performing Loans                           199.37%                         272.90%

(2) Calculation is non-interest expense divided by tax equivalent non-interest income and net interest income.
(3) Calculation is tax equivalent net interest income divided by total intererst-earning assets.
(4) Loan originations are based upon new production.

NON-PERFORMING ASSETS:
                                                               Fiscal Year Ended                  Fiscal Year Ended
                                                                 March 31, 2004                     March 31, 2003
                                                               ------------------                 ------------------
Accruing Loans - 90 Days Past Due                                 $      0                             $     0
Non-accrual Loans                                                    3,167                               1,251
                                                                  --------                             -------
Total Non-performing Loans                                           3,167                               1,251
Restructured Loans on Accrual                                          152                                 442
Real Estate Owned (REO)                                                552                                 120
Repossessed Assets                                                      52                                   0
                                                                  --------                             -------
Total Non-performing Assets                                       $  3,923                             $ 1,813
                                                                  ========                             =======
Total Non-performing Assets/Total Assets                              0.56%                               0.55%
Loan and REO Loss Allowance as a % of Non-
     Performing Assets                                              160.95%                            $188.31%

AVERAGE BALANCES, INTEREST AVERAGE YIELDS/COSTS
                                                              Three Months Ended                  Fiscal Year Ended
                                                                  March 31,                           March 31,
                                                              2004         2003                   2004         2003
                                                           -----------------------             -----------------------
Average Interest Earning Assets:
Average Loans receivable:
Average Mortgage Loans receivable                          $ 111,702     $  51,788             $  74,416     $  55,975
Average Commercial Loans receivable                          192,634       120,267               150,557       109,559
Average Construction Loans receivable                         42,362        28,296                36,356        19,750
Average Consumer Loans receivable                             69,252        28,727                43,063        31,085
Average Agricultural Loans receivable                         45,045        29,608                37,547        30,894
Average unearned loan fees and discounts,
     allowance for loan losses, and other                     (8,610)       (4,348)               (6,350)       (3,814)
                                                           ---------     ---------             ---------     ---------
Total Average Loans receivable, net                          452,385       254,338               335,589       243,449
Average Loans Held for Sale                                    5,766         5,698                 7,584         6,483
Average Mortgage-backed securities                            79,542        10,113                35,869        10,832
Average Investment securities                                 38,462        16,700                24,840        14,554
Average Other earning assets                                  46,494        19,539                35,999        21,540
                                                           ---------     ---------             ---------     ---------
Total Average Interest Earning Assets                        622,649       306,388               439,881       296,858
Average Non-Interest Earning Assets                           68,437        22,072                44,684        21,880
                                                           ---------     ---------             ---------     ---------
Total Average Assets                                       $ 691,086     $ 328,460             $ 484,565     $ 318,738
                                                           =========     =========             =========     =========
Average Interest Bearing Liabilities:
Average Passbook, NOW, and money market accounts           $ 224,630     $  70,093             $ 137,025     $  67,522
Average Certificate of deposits                              200,091       109,645               149,626       108,406
Average Advances from FHLB and other                         135,041        84,660               101,106        82,292
                                                           ---------     ---------             ---------     ---------
Total Average Interest Bearing  Liabilities                  559,762       264,398               387,757       258,220
Average Non-Interest Bearing Deposits                         54,142        28,055                43,107        26,140
                                                           ---------     ---------             ---------     ---------
Average Deposits and Other Borrowed Funds                    613,904       292,453               430,864       284,360
Average Non-Interest Bearing Liabilities                       7,797         5,966                 6,638         5,169
                                                           ---------     ---------             ---------     ---------
Total Average Liabilities                                    621,701       298,419               437,502       289,529
Total Average Equity                                          69,385        30,041                47,064        29,209
                                                           ---------     ---------             ---------     ---------
Total Average Liabilities and Equity                       $ 691,086     $ 328,460             $ 484,566     $ 318,738
                                                           =========     =========             =========     =========

Total Tangible Average Equity                              $  50,368     $  30,041             $  39,030     $  29,209
                                                           =========     =========             =========     =========
Interest Rate Yield on Earning  Assets                          6.18%         6.78%                 6.41%         7.10%
Interest Rate Expense on Deposits and
    Other Borrowed Funds                                        2.00%         2.79%                 2.31%         3.06%
Interest Rate Spread                                            4.18%         3.99%                 4.10%         4.04%
Net Interest Margin                                             4.27%         4.11%                 4.17%         4.16%